Exhibit 32
CERTIFICATION OF PERIODIC FINANCIAL REPORT
PURSUANT TO 18 U.S.C. SECTION 1350
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Ceres Group, Inc. (the “Company”) certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2005	By:	/s/ Thomas J. Kilian

Thomas J. Kilian
Chief Executive Officer

Date: August 9, 2005	By:	/s/ David I. Vickers

David I. Vickers
Chief Financial Officer
This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.